EXHIBIT 99.1

Outdoor Channel Holdings Reports Fourth Quarter and Full Year 2012 Results

Fourth Quarter Revenues Rise 8%; Consolidated Adjusted EBITDA Declines on Promotion Focus

TEMECULA, Calif., March 18, 2013 (GLOBE NEWSWIRE) -- Outdoor Channel Holdings, Inc. (Nasdaq:OUTD) today reported its operating results for the fourth quarter and full year ended December 31, 2012.

Consolidated revenues for the quarter were $25.4 million, an 8% increase compared with $23.6 million in the fourth quarter of 2011, driven primarily by a 36% growth in revenues at our Aerial Cameras unit and a 5% growth in combined advertising and subscriber revenues, net of a continued decline of third-party revenues at Winnercomm as we continue to shift more of its focus to programs produced for The Outdoor Channel.

Total operating expenses for the fourth quarter were $22.3 million, a 26% increase compared to $17.6 million in operating expense for the fourth quarter of 2011, driven primarily by approximately $2.3 million in higher advertising expenses to promote both our new program slate which launched in late December and the Channel to new subscribers, as well as increased costs related to expanded revenues at our Aerial Cameras unit and $1.3 million in expenses relating to the merger that we announced during the fourth quarter.

Resulting operating income for the fourth quarter 2012 was $3.1 million, a 48% decrease from the $6.0 million of operating income generated in the fourth quarter of 2011. Earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense and merger related expenses, was $6.1 million, a 19% decrease compared to $7.5 million for the fourth quarter of 2011.

On a segment basis, our Outdoor Channel unit ("TOC") reported revenues of $17.5 million for the quarter, a 5% increase compared to $16.7 million of revenue for the fourth quarter of 2011 driven primarily by mid-single digit growth in ad revenues and subscription fees. TOC's EBITDA, adjusted for share-based compensation expense and merger related expenses, was $4.1 million, a 33% decline from the $6.1 million of adjusted EBITDA for the fourth quarter of 2011 driven primarily by the higher advertising expense previously noted.

Our Production Services unit generated revenues (before intercompany eliminations) for the quarter of $2.4 million, a 3% decrease compared to $2.5 million for the fourth quarter of 2011 resulting primarily from lower third party business, net of increased programming for TOC. Production Services' EBITDA (including intercompany eliminations), adjusted for share-based compensation expense, was $155,000 compared to adjusted EBITDA of $226,000, with the decline principally driven by lower third-party revenue and related margin contributions.

Our Aerial Cameras unit generated revenues for the quarter of $6.5 million, a 36% increase compared to $4.7 million in revenue for the fourth quarter of 2011 driven by a record number of football events and the ongoing U.S. government project initiated in the second quarter of 2012. The Aerial Camera unit's EBITDA, adjusted for share-based compensation expense, increased 56% to $1.8 million primarily on improved revenues and related margin contributions.

Consolidated net income for the fourth quarter of 2012 was $1.3 million, or $.05 per diluted share, compared to consolidated net income for the fourth quarter of 2011 of $1.5 million, or $.06 per diluted share.

"We delivered steady revenue growth at our core TOC unit during the fourth quarter and for the full year as we continued to capitalize on our category leadership position," said Tom Hornish, President and Chief Executive Officer. "We also made significant gains in our total household distribution, adding another one million homes in the final quarter of 2012. Our Aerial Cameras unit also enjoyed a record quarter with expanded events and contributions from our government project. Obviously, we are in the midst of some exciting ownership changes for the Company and despite the inevitable distractions that can occur in such an environment, we're proud of our team for their continued execution of our plans to more aggressively market and program the network, our core business."

Full-Year Financial Results

On a full year basis, consolidated net revenues were $77.3 million, an 8% increase compared to $71.9 million in 2011, as revenue gains at our Aerial Cameras unit and our core TOC business more than offset the continued decline in Winnercomm's third-party business.

Operating expenses for the year were $73.0 million, a 12% increase compared to $65.1 million in operating expenses for 2011 principally on higher advertising expense at TOC, merger related costs and increased costs related to increased events and revenues at our Aerial Cameras unit, net of reduced costs associated with our ActionCam litigation.

Resulting operating income for 2012 was $4.3 million, a 36% decrease from $6.8 million in operating income for 2011 with improved operating results at our Winnercomm and Aerial Cameras units offset by increased advertising and merger related costs at TOC. EBITDA, adjusted for share-based compensation expense and merger related costs, was $12.6 million, a 1% decrease compared to $12.8 million for 2011, principally on higher advertising expense at TOC.

Our consolidated net income for the year finished at $1.9 million, or $.07 per diluted share, essentially unchanged compared to net income of $1.8 million, or $.07 per diluted share, for 2011.

Pending Sale

As announced by the Company on March 13, 2013, the Company has terminated its InterMedia merger agreement and entered into a definitive agreement with Kroenke Sports & Entertainment ("KSE") under which KSE will purchase the Company for $8.75 per share in an all-cash transaction. The transaction is subject to shareholder and regulatory approvals.

About Outdoor Channel Holdings, Inc.

Outdoor Channel Holdings, Inc. owns and operates Outdoor Channel and Winnercomm Inc. Nielsen estimated that Outdoor Channel had approximately 39.1 million cable, satellite and telco subscribers for March 2013. Outdoor Channel offers programming that captures the excitement of hunting, fishing, shooting, adventure and the Western lifestyle and can be viewed on multiple platforms including high definition, video-on-demand, as well as on a dynamic broadband website. Winnercomm is one of America's leading and highest quality producers of live sporting events and sports series for cable and broadcast television. The Company also owns and operates the SkyCam and CableCam aerial camera systems which provide dramatic overhead camera angles for major sports events, including college and NFL football. For more information please visit http://www.outdoorchannel.com.

Nielsen Media Research Universe Estimates for Outdoor Channel

Nielsen Media Research is the leading provider of television audience measurement and advertising information services worldwide. Nielsen's estimate of Outdoor Channel subscribers is made by Nielsen and is theirs alone and does not represent opinions, forecasts or predictions of Outdoor Channel Holdings, Inc. or its management. Outdoor Channel Holdings, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information.

Use of Non-GAAP Financial Information

This press release includes "non-GAAP financial measures" within the meaning of the Securities and Exchange Commission rules. The Company believes that earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense and merger related costs, provides greater comparability regarding its ongoing operating performance. This information is not intended to be considered in isolation or as a substitute for net income calculated in accordance with U.S. GAAP. A reconciliation of the Company's U.S. GAAP information to EBITDA, adjusted for the effects of share-based compensation expense and merger related costs, is provided in the attached table.

Safe Harbor Statement

Statements in this news release that are not historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including statements, without limitation, about our expectations, beliefs, intentions, strategies regarding the future long-term value of the Company resulting from the Company's current actions or strategic initiatives and the future anticipated value of Outdoor Channel to our audience, distributors and advertisers. The Company's actual results could differ materially from those discussed in any forward-looking statements. The Company intends that such forward-looking statements be subject to the safe-harbor provisions contained in those sections. Such statements involve significant risks and uncertainties and are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) service providers discontinuing or refraining from carrying Outdoor Channel; (2) a decline in the number of viewers from having Outdoor Channel placed in unpopular cable or satellite packages, or increases in subscription fees, established by the service providers; (3) a decline in viewership and revenues related to increased competition within the outdoor television segment; (4) a decrease in advertising revenue as a result of a deterioration in general economic conditions; (5) managing the Company's growth and the integration of future acquisitions, if any; (6) decreased profitability if we are unable to generate sufficient revenues from our Production Services operations to offset its fixed costs; and other factors which are discussed in the Company's filings with the Securities and Exchange Commission. For these forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands)

	Three Months Ended		Year Ended
	December 31		December 31
	2012	2011	2012	2011
Revenues:	(unaudited)
Advertising	$ 11,794	$ 11,288	$ 39,648	$ 36,918
Subscriber fees	5,741	5,395	21,584	20,155
Production services	7,858	6,908	16,090	14,782

Total revenues	25,393	23,591	77,322	71,855

Cost of services:
Programming	2,230	2,188	8,365	7,511
Satellite transmission fees	430	402	1,726	1,590
Production and operations	7,093	6,489	20,792	19,616
Other direct costs	5	39	382	280

Total cost of services	9,758	9,118	31,265	28,997

Other expenses:
Advertising	3,251	924	7,423	2,845
Selling, general and administrative	7,196	6,816	29,502	30,385
Merger related expenses	1,286	--	1,942	--
Depreciation and amortization	761	735	2,898	2,874

Total other expenses	12,494	8,475	41,765	36,104

Total operating expenses	22,252	17,593	73,030	65,101

Income from operations	3,141	5,998	4,292	6,754

Other-than-temporary impairment on auction-rate securities	(680)	--	(680)	--
Interest and other income, net	30	3	90	18

Income from operations before income taxes	2,491	6,001	3,702	6,772

Income tax provision	1,240	4,546	1,808	4,927

Net income	1,251	1,455	1,894	1,845
Net income attributable to noncontrolling interest	--	--	--	--

Net income attributable to controlling interest	$ 1,251	$ 1,455	$ 1,894	$ 1,845

Earnings per common share data:
Basic	$ 0.05	$ 0.06	$ 0.08	$ 0.07
Diluted	$ 0.05	$ 0.06	$ 0.07	$ 0.07

Weighted average number of common shares outstanding
Basic	25,507	24,912	25,137	24,821
Diluted	26,214	25,686	25,736	25,633

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Segment Operating Results
(in thousands)

	Three Months Ended		Year Ended
	December 31		December 31
	2012	2011	2012	2011
	(unaudited)
Revenues

TOC	$ 17,535	$ 16,683	$ 61,232	$ 57,073
Production Services	2,445	2,529	6,963	9,228
Aerial Cameras	6,451	4,728	12,018	8,663
Eliminations	(1,038)	(349)	(2,891)	(3,109)
Total revenues	$ 25,393	$ 23,591	$ 77,322	$ 71,855

Cost of Services

TOC	$ 4,644	$ 4,715	$ 18,914	$ 17,806
Production Services	1,881	2,079	6,022	7,874
Aerial Cameras	4,128	2,879	9,132	6,342
Eliminations	(895)	(555)	(2,803)	(3,025)
Total cost of services	$ 9,758	$ 9,118	$ 31,265	$ 28,997

Other Expenses

TOC	$ 11,288	$ 6,905	$ 37,186	$ 28,966
Production Services	407	703	1,590	3,203
Aerial Cameras	809	887	3,009	3,955
Eliminations	(10)	(20)	(20)	(20)
Total other expenses	$ 12,494	$ 8,475	$ 41,765	$ 36,104

Income (Loss) from Operations

TOC	$ 1,603	$ 5,063	$ 5,132	$ 10,301
Production Services	157	(253)	(649)	(1,849)
Aerial Cameras	1,514	962	(123)	(1,634)
Eliminations	(133)	226	(68)	(64)
Income from operations	$ 3,141	$ 5,998	$ 4,292	$ 6,754

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of U.S. GAAP Measures to U.S. Non-GAAP Measures
(unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31		December 31
	2012	2011	2012	2011

Net Income	$ 1,251	$ 1,455	$ 1,894	$ 1,845

Add/Subtract:
Other-than-temporary impairment on auction-rate securities	680	--	680	--
Interest and other income, net	(30)	(3)	(90)	(18)
Income tax	1,240	4,546	1,808	4,927
Depreciation and amortization	761	735	2,898	2,874

EBITDA	$ 3,902	$ 6,733	$ 7,190	$ 9,628

Adjusted for:
Share-based compensation expense	940	802	3,517	3,153
Merger related costs	1,286	--	1,942	--

EBITDA as adjusted for share-based compensation expense	$ 6,128	$ 7,535	$ 12,649	$ 12,781

Summary of Cost of Services
Share-based compensation expense	$ 87	$ 60	$ 271	$ 238
Cost of services	9,671	9,058	30,994	28,759
Total cost of services	$ 9,758	$ 9,118	$ 31,265	$ 28,997

Summary of Selling, General and Administrative
Share-based compensation expense	$ 853	$ 742	$ 3,246	$ 2,915
Selling, general and administrative	6,343	6,074	26,256	27,470
Total selling, general and administrative	$ 7,196	$ 6,816	$ 29,502	$ 30,385

Summary of Interest and Other Income, net
Interest income	$ 44	$ 27	$ 165	$ 111
Interest and other expense	(14)	(24)	(75)	(93)
Total interest and other income, net	$ 30	$ 3	$ 90	$ 18

EBITDA as adjusted by Segment
Outdoor Channel	$ 4,125	$ 6,122	$ 11,862	$ 14,446
Production Services *	155	226	(192)	(969)
Aerial Cameras	1,848	1,187	979	(696)

EBITDA as adjusted for share-based compensation expense	$ 6,128	$ 7,535	$ 12,649	$ 12,781

* - eliminations included in Production Services segment

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(audited, in thousands)

	December 31, 2012	December 31, 2011

Assets
Current assets:
Cash and cash equivalents	$ 30,476	$ 19,498
Investment in available-for-sale securities	27,494	40,049
Accounts receivable, net of allowance for doubtful accounts	15,066	13,657
Other current assets	17,799	14,066
Total current assets	90,835	87,270

Property, plant and equipment, net	14,121	11,875
Goodwill and amortizable intangible assets, net	43,330	43,538
Investments in auction-rate securities	--	4,940
Deferred tax assets, net	453	754
Deposits and other assets	953	809

Totals	$ 149,692	$ 149,186

Liabilities and Stockholders' Equity

Current liabilities	$ 17,313	$ 14,955
Long-term liabilities	749	906
Total liabilities	18,062	15,861

Total Outdoor Channel Holdings, Inc. stockholders' equity	131,630	133,325
Noncontrolling interest	--	--
Total equity	131,630	133,325

Totals	$ 149,692	$ 149,186

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended		Year Ended
	December 31		December 31,
	2012	2011	2012	2011
Operating activities:	(unaudited)
Net income	$ 1,251	$ 1,455	$ 1,894	$ 1,845
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	761	735	2,898	2,874
Amortization of subscriber acquisition fees	151	345	1,582	1,511
Loss on sale of equipment	--	120	17	151
Other-than-temporary impairment on auction-rate securities	680	--	680	--
Provision for doubtful accounts	188	139	188	262
Share-based employee and director compensation	940	802	3,517	3,153
Deferred tax provision, net	(945)	1,454	(666)	1,796
Excess tax benefit from share-based compensation	(68)	--	(68)	--

Changes in operating assets and liabilities:
Accounts receivable	(854)	(2,006)	(1,597)	2,835
Income tax refund receivable and payable, net	1,009	1,981	(721)	(704)
Programming and production costs	256	(17)	(3,569)	(792)
Other current assets	(204)	183	(61)	(1,547)
Deposits and other assets	(2)	10	101	107
Subscriber acquisition fees	(935)	--	(1,435)	(191)
Accounts payable and accrued expenses	469	1,463	1,893	(2,099)
Deferred revenue	193	(1,468)	1,340	118
Deferred obligations	(26)	76	43	83
Unfavorable lease obligations	(42)	(38)	(164)	(149)
Net cash provided by operating activities	2,822	5,234	5,872	9,253

Investing activities:
Purchases of property, plant and equipment	(1,762)	(636)	(4,742)	(2,167)
Purchase of intangibles	--	--	--	(85)
Proceeds from sale of equipment	--	53	138	53
Purchases of available-for-sale securities	(18,988)	(19,020)	(72,256)	(83,590)
Proceeds from sale of available-for-sale and auction-rate securities	16,010	12,118	89,363	70,736
Net cash provided by (used in) investing activities	(4,740)	(7,485)	12,503	(15,053)

Financing activities:
Purchase of treasury stock	(144)	(150)	(1,157)	(1,050)
Payment of dividends on common stock	(6,308)	(6,230)	(6,308)	(6,230)
Excess tax benefit from share-based compensation	68	--	68	--
Net cash used in financing activities	(6,384)	(6,380)	(7,397)	(7,280)

Net increase (decrease) in cash and cash equivalents	(8,302)	(8,631)	10,978	(13,080)
Cash and cash equivalents, beginning of period	38,778	28,129	19,498	32,578
Cash and cash equivalents, end of period	$ 30,476	$ 19,498	$ 30,476	$ 19,498

Supplemental disclosure of cash flow information:
Income taxes paid, net of refund	$ 1,204	$ 1,185	$ 3,207	$ 3,752

Supplemental disclosure of non-cash investing and financing activities:
Reclassification adjustment of other-than-temporary impairment losses on auction-rate securities recognized in net income, net of tax	$ 289	$ --	$ 289	$ --
Change in fair value of available-for-sale and auction-rate securities, net of tax	$ (25)	$ 40	$ 2	$ 65
Property, plant and equipment costs incurred but not paid	$ 313	$ 211	$ 313	$ 211
Subscriber acquisition fees incurred but not paid	$ --	$ 488	$ --	$ 488

CONTACT: For Company:
         Tom Allen
         Executive Vice President / Chief Operating & Financial Officer
         800-770-5750
         tallen@outdoorchannel.com

         For Investors:
         Brad Edwards
         Brainerd Communicators, Inc.
         212-986-6667
         edwards@braincomm.com